AMENDMENT NO. 1

PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated June 16,1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation and The Lincoln National Life Insurance Company, an Indiana life insurance company, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

    FUNDS AVAILABLE UNDER               SEPARATE ACCOUNTS                 POLICIES/CONTRACTS FUNDED BY THE
        THE POLICIES                    UTILIZING SOME OR                      SEPARATE ACCOUNTS
                                        ALL OF THE FUNDS
AIM V.I. Capital Appreciation Fund  Lincoln Life Variable Annuity   The Lincoln National Life Insurance Company:
AIM V.I. Diversified Income Fund            Account N               Flexible Premium Variable Annuity Contracts
AIM V.I. Growth Fund                                                AN425LL
AIM V.I. International Equity Fund  Lincoln Life Flexible Premium   and state variations thereof
AIM V.I. Value Fund                    Variable Life Account M
                                                                    The Lincoln National Life Insurance Company:
                                    Lincoln Life Flexible Premium   Flexible Premium Variable Life Insurance
                                       Variable Life Account R      Policy LN605LULN615LULN617LL
                                                                    and state variations thereof

                                                                    The Lincoln National Life Insurance Company:
                                                                    Flexible Premium Variable Life Insurance
                                                                    Policy On the Lives of Two Insureds LN650LL
                                                                    and state variations thereof

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:

Attest:
Name: Nancy L. Martin
Title: Assistant Secretary

(SEAL)

PAA28AVI.AGR
111098 (2) rr

AIM VARIABLE INSURANCE FUNDS, INC.

'By: -
Name.- Robert H. Graham

Title: President

1 of 2

A I M DISTRIBUTORS, IN

Attest:
Name: Nancy L. Martin
Title: Assistant Secretary

(SEAL)

Attest:
Name: Steven M. Kluever
Title: Assistant Vice President

(SEAL)

PAA28AVI.AGR 111098 (2) rr

C.

By:
Name: Michael J. Cemo
Title: President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:
Name: Kelly D. Clevenger
Title: Vice President

2 of 2